Exhibit 10.9
REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of March 1, 2026, between Medtronic plc, an Irish public limited company (“Medtronic”), and Kangaroo US HoldCo 2, Inc., a Delaware corporation, which on or before the Separation Date (as defined in the Separation Agreement) shall be merged with and into MiniMed Group, Inc., a Delaware corporation (the “Company”).
WHEREAS the Company intends to offer and sell in an initial public offering (the “IPO”), by means of a Registration Statement on Form S-1 (File No. 333-292284) filed with the U.S. Securities and Exchange Commission (the “SEC”), shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”);
WHEREAS, in connection with the IPO, Medtronic Group Holding, Inc., a Minnesota corporation, and the Company have entered into the Separation Agreement of even date herewith (the “Separation Agreement”) and certain other Ancillary Agreements (as defined in the Separation Agreement);
WHEREAS Medtronic currently owns, directly or indirectly, all of the issued and outstanding shares of the Common Stock;
WHEREAS Medtronic intends to preserve its ability to evaluate strategic options with respect to its remaining ownership interest in the Company after the IPO consistent with its rights and obligations under the Separation Agreement, including pursuant to Section 5.02 thereunder after the Separation Date (as defined in the Separation Agreement); and
WHEREAS Medtronic and the Company desire to make certain arrangements to provide Medtronic with registration rights with respect to the shares of the Common Stock directly or indirectly owned by Medtronic.
NOW, THEREFORE, in consideration of the mutual agreements, provisions, and covenants contained in this Agreement, the parties, intending to be legally bound, hereby agree as follows:
Section 1. Effectiveness of Agreement.
1.1 Effective Time. This Agreement shall become effective upon the Separation Closing (as defined in the Separation Agreement) (the “Effective Time”).
1.2 Shares Covered. This Agreement covers all shares of the Common Stock that are directly or indirectly owned by Medtronic as of the Effective Time and any shares of the Common Stock that may be issued by the Company in connection with the Divestment (as defined in the Separation Agreement) after the Effective Time (the “Shares”). The Shares shall include any securities issued or issuable with respect to the Shares by way of a stock dividend or a stock split or in connection with a combination of shares, recapitalization, merger, consolidation, or other reorganization.
Medtronic and any Permitted Transferees (as defined in Section 2.5) are each referred to herein as a “Holder” and collectively as the “Holders,” and the Holders of Shares proposed to be included in any registration under this Agreement are each referred to herein as a “Selling Holder” and collectively as the “Selling Holders.”

Section 2. Demand Registration.
2.1 Notice. Upon the terms and subject to the conditions set forth herein, upon written notice of any Holder requesting that the Company effect the registration under the Securities Act of 1933, as amended (the “Securities Act”), of all or a portion of the Shares held by such Holder, which notice shall specify the Shares intended to be disposed of by such Holder and the intended method or methods of disposition of such Shares (which methods may include a Shelf Registration (as such term is defined in Section 2.6)), the Company will, no less than five calendar days after receipt of such notice from any Holder, give written notice of the proposed registration to all other Holders, if any, and will use its reasonable best efforts to effect (at the earliest reasonable date) the registration under the Securities Act of such Shares (and the Shares of any other Holders joining in such registration request as specified in a written notice received by the Company within 10 calendar days after receipt of the Company’s written notice of the proposed registration, or two calendar days if the proposed registration is an underwritten offering pursuant to a Shelf Registration) for disposition in accordance with the intended method or methods of disposition stated in such registration request (each registration request pursuant to this Section 2.1 is sometimes referred to herein as a “Demand Registration”); provided, however, that:
(a) the Company shall not be obligated to effect registration with respect to any Shares pursuant to this Section 2.1 (i) in violation of the underwriting agreement entered into in connection with the IPO, (ii) in violation of any underwriting agreement entered into in connection with any other offering effected in accordance with this Agreement (so long as the lock-up period in such underwriting agreement does not exceed 90 calendar days), or (iii) within 60 calendar days after the effective date of a previous registration, other than a Shelf Registration, effected with respect to Shares pursuant to this Section 2;
(b) if at the time a Demand Registration is requested pursuant to this Section 2, the Company reasonably determines in good faith that (i) such Demand Registration would require the disclosure of material nonpublic information, the disclosure of which would be reasonably likely to have a material adverse effect on the Company, (ii) such Demand Registration would materially impede, delay, or interfere with any material acquisition, divestiture, joint venture, merger, consolidation, other business combination, corporate reorganization, tender offer, or other material transaction of the Company, or (iii) the Company is unable to comply with SEC requirements for effectiveness of such Demand Registration (each of clauses (i) through (iii), a “Disadvantageous Condition”), the Company may, upon giving prompt written notice of such determination to the Holders (or, if such determination occurs after the applicable deadline for written notice to join in such Demand Registration as provided in this Section 2.1 has passed, to the Selling Holders), postpone the filing or effectiveness (but not the preparation) of such registration until the earlier of (A) seven calendar days after the date on which the Disadvantageous Condition no longer exists or (B) 60 calendar days after the date on which the Company makes such determination that a Disadvantageous Condition exists; provided, however, that the postponement rights in this Section 2.1(b) and Section 4.3(a) shall not be applicable to the Holders for more than a total of 120 days during any 12-month period;
(c) the number of Shares originally requested to be registered pursuant to any registration requested pursuant to this Section 2 shall cover Shares that represent an aggregate offering price reasonably expected to generate gross proceeds of at least $10,000,000 or such lesser amount that constitutes all Shares owned by the Holders requesting such registration;
(d) if the intended method of disposition is a Demand Registration that is an underwritten offering and the managing underwriter(s) advise the Company in writing that in their opinion the number of Shares requested to be included in such offering exceeds the number of Shares which can be sold in an orderly manner in such offering within a price range acceptable to the Holders of a majority of the Shares initially requesting such registration or without materially adversely affecting the market for the Common Stock, the Company shall include in such registration the number of Shares requested by Holders of a majority of the Shares to be included therein which, in the opinion of such Holders based upon advice of the managing underwriter(s), can be sold in an orderly manner within the price range of such offering and without materially adversely affecting the market for the Common Stock, in accordance with the following priorities: (x) first, up to the number of Shares requested to be included in such registration by Medtronic and its Affiliates (as defined in Section 2.1) and (y) second, up to the number of Shares requested to be included in such registration by Selling Holders other than Medtronic and its Affiliates, pro rata among such Selling Holders of such Shares on the basis of the number of Shares requested to be registered by each such Selling Holder;
(e) the Company shall not be obligated to effect more than two Demand Registrations in any 12-month period; and
(f) notwithstanding anything in this Agreement to the contrary, the requirement for the Company to give written notice of a Demand Registration to other Holders and the rights of other Holders to join a Demand Registration, as described in this Section 2.1, shall not apply to an underwritten offering that constitutes a block trade.
For the purposes of this Agreement, an “Affiliate” of any Person (as defined in the Separation Agreement) means a Person that controls, is controlled by, or is under common control with such Person. As used herein, “control” of any entity means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such entity, whether through ownership of voting securities or other interests, by contract, or otherwise; provided, however, that (a) the Company and the other members of the SplitCo Group (as defined in the Separation Agreement) shall not be considered Affiliates of Medtronic or any of the other members of the Medtronic Group (as defined in the Separation Agreement) and (b) Medtronic and the other members of the Medtronic Group shall not be considered Affiliates of the Company or any of the other members of the SplitCo Group.
2.2 Registration Expenses. All Registration Expenses (as defined in Section 8) for any registration requested pursuant to this Section 2 (including any registration that is delayed or withdrawn, subject to the provisions of Section 2.9) shall be paid by the Company.
2.3 Selection of Professionals. Medtronic, in the event Medtronic is participating, or the Holders of a majority of the Shares included in any Demand Registration, in the event Medtronic is not participating, shall have the right to select the investment bankers and managers to underwrite or otherwise administer the offering, the financial printer for the offering, and counsel for the Selling Holders; provided that, in the event Medtronic is not participating, such investment bankers, managers, financial printer, and counsel shall also be approved by the Company, such approval not to be unreasonably withheld, conditioned, or delayed.
2.4 Third-Person Shares. The Company shall have the right to cause the registration of securities for sale for the account of any Person (as defined in Section 6(e)) (including the Company) other than the Selling Holders (the “Third-Person Shares”) in any registration of the Shares requested pursuant to this Section 2 so long as the Third-Person Shares are disposed of in accordance with the intended method or methods of disposition requested pursuant to this Section 2.
If a Demand Registration in which the Company proposes to include Third-Person Shares is an underwritten offering and the managing underwriter(s) advise the Company in writing that in their opinion the number of Shares and Third-Person Shares requested to be included in such offering exceeds the number of Shares and Third-Person Shares which can be sold in an orderly manner in such offering within a price range acceptable to the Holders of a majority of the Shares initially requesting such registration or without materially adversely affecting the market for the Common Stock (the “Maximum Number”), the Company shall not include in such registration any Third-Person Shares unless all of the Shares initially requested to be included therein are so included, and then only to the extent of the Maximum Number.
2.5 Permitted Transferees. As used in this Agreement, “Permitted Transferees” shall mean any transferee, whether direct or indirect, of Shares that (a) (i) as of the time of transfer of the Shares to such transferee is, and as of immediately prior to the sale of Shares pursuant to the Demand Registration or Piggyback Registration (as defined in Section 3.1), as the case may be, will be, a member of the Medtronic Group (as defined in the Separation Agreement) or (ii) acquires from any member or members of the Medtronic Group at least 5% of the number of shares of Common Stock directly or indirectly owned by Medtronic immediately following the Separation Closing and executes an agreement to be bound by this Agreement, a copy of which shall be furnished the Company and (b) is designated by Medtronic (or a subsequent Holder) in a written notice to the Company. Any Permitted Transferee of the Shares shall be subject to and bound by and benefit from all of the terms and conditions herein applicable to Holders. For the avoidance of doubt, any Permitted Transferee of Shares that is not a member of the Medtronic Group shall be subject to and bound by and benefit from all of the terms and conditions applicable to Holders generally and not those applicable to Medtronic (or any member of the Medtronic Group) specifically, and any Permitted Transferee of Shares that is a member of the Medtronic Group shall be subject to and bound by and benefit from all of the terms and conditions applicable to Holders generally and those applicable to Medtronic (or any member of the Medtronic Group) specifically. The notice required by this Section 2.5 shall be signed by both the transferring Holder and the Permitted Transferees so designated and shall include an undertaking by the Permitted Transferees to comply with the terms and conditions of this Agreement applicable to Holders.
2.6 Shelf Registration; Divestment. With respect to any Demand Registration, the requesting Holders may, but shall not be required to, request the Company to effect a registration of the Shares (a) at any time after the date hereof when the Company is eligible to register the Shares on Form S-3 (or any successor form), under a registration statement pursuant to Rule 415 under the Securities Act (or any successor rule) (a “Shelf Registration”) or (b) in the form of a

Divestment or an Other Disposition (as such terms are defined in the Separation Agreement). The Company shall use its reasonable best efforts to comply with any such request, subject to the terms and conditions of this Agreement.
2.7 SEC Form; Information. The Company shall use its reasonable best efforts to cause Demand Registrations to be registered on Form S-3 (or any successor form), and if the Company is not then eligible under the Securities Act to use Form S-3, such Demand Registrations shall be registered on Form S-1 (or any successor form), or, in the case of an exchange offer, Form S-4 (or any successor form). The Company shall use its reasonable best efforts to become eligible to use Form S-3 and, after becoming eligible to use Form S-3, shall use its reasonable best efforts to remain so eligible. All such Demand Registrations shall comply with the applicable requirements of the Securities Act and the SEC’s rules and regulations thereunder, and, together with each prospectus included, filed, or otherwise furnished by the Company in connection therewith, shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Company shall be and remain in compliance with the periodic filing requirements imposed under the SEC’s rules and regulations, including the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other applicable laws or rules, and shall timely file such information, documents, and reports as the SEC may require or prescribe under Sections 13 or 15(d) of the Exchange Act. If the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available such necessary information for so long as necessary to permit sales pursuant to Rule 144 under the Securities Act (or any successor provision) (“Rule 144”), and it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. From and after the date hereof through the earlier of (a) the expiration or termination of this Agreement or (b) the first anniversary of the date upon which no Holder owns any Shares, the Company shall forthwith upon written request by Medtronic (i) furnish any Holder (A) a written statement by the Company as to whether it has complied with such requirements and, if not, the specifics thereof, (B) a copy of the most recent annual or quarterly report of the Company, and (C) such other reports and documents filed by the Company with the SEC and (ii) take such further action as such Holder may reasonably request in availing itself of an exemption for the sale of Shares without registration under the Securities Act.
2.8 Other Registration Rights. The Company shall not grant to any Persons the right to request that the Company register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities, whether pursuant to “demand,” “piggyback,” or other rights, unless (i) such rights are subject and subordinate to the rights of the Holders under this Agreement or (ii) Medtronic has consented in writing to the granting of any rights that are equal or senior to any of the rights under this Agreement.
2.9 Withdrawal. At any time prior to the effective date of the registration statement or the filing of a prospectus statement relating to such registration or, in the case of a Demand Registration or Piggyback Registration (as defined in Section 3.1) that is an underwritten offering, at any time prior to the execution of an underwriting agreement with respect thereto, the Holder making such request for registration or inclusion in registration may withdraw such request, without liability to any of the other Holders, by providing a written notice to the Company withdrawing such request. A request for a Demand Registration, so withdrawn, shall be considered to be a Demand Registration unless (i) such withdrawal arose out of the fault of the Company (in which case the Company shall be obligated to pay all Registration Expenses in connection with such withdrawn request) or (ii) the Holder making such request for registration reimburses the Company for all Registration Expenses (other than the expenses set forth under Section 8(g)) in connection with such withdrawn request; provided, however, that if a Holder requests a Demand Registration within 60 calendar days after the Holder withdrew a Demand Registration pursuant to this Section 2.9, then such previously withdrawn Demand Registration shall not be deemed to be a Demand Registration for purposes of Section 2.1(e).
Section 3. Piggyback Registrations.
3.1 Notice and Registration. If the Company proposes to register any shares of its securities for public sale under the Securities Act (whether proposed to be offered for sale by the Company or any other Person), on a form and in a manner that would permit registration of the Shares for sale to the public under the Securities Act (a “Piggyback Registration”), it will give at least 20 calendar days’ advance written notice to the Holders of its intention to do so, and upon the written request of any or all of the Holders delivered to the Company within 15 calendar days after the giving of any such notice (which request shall specify the Shares intended to be disposed of by such Holders), the Company will use its reasonable best efforts to effect, in connection with the registration of such other securities, the registration under the Securities Act of all of the Shares which the Company has been so requested to register by such Holders (which shall then become Selling Holders), to the extent required to permit the disposition (in accordance with the same method of disposition as the Company proposes to use to dispose of the other securities) of the Shares to be so registered; provided, however, that:
(a) if, at any time after giving such written notice of its intention to register any of its other securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason to delay registration of, or not to register, such other securities, the Company may, at its election, give written notice of such determination to the Selling Holders (or, if prior to the expiration of the 20-day period described above in this Section 3.1, the Holders) and thereupon the Company shall be relieved of its obligation to register such Shares in connection with the registration of such other securities (but not from its obligation to pay Registration Expenses to the extent incurred in connection therewith as provided in Section 3.3), without prejudice, however, to the rights (if any) of any Selling Holders immediately to request (subject to the terms and conditions of Section 2) that such registration be effected as a registration under Section 2 or to include such Shares in any subsequent Piggyback Registration pursuant to this Section 3;
(b) the Company shall not be required to effect any registration of the Shares under this Section 3 incidental to the registration of any of its securities (i) on Form S-4 or S-8 or any successor or similar forms, (ii) relating to equity securities issuable upon exercise of employee stock or similar options or in connection with any employee benefit or similar plan of the Company, or (iii) in connection with an acquisition of, or an investment in, another entity by the Company;

(c) the Company’s filing of a Shelf Registration shall not be deemed to be a Piggyback Registration; provided, however, that the proposal to file any prospectus supplement filed pursuant to a Shelf Registration with respect to an offering of shares of the Common Stock (whether proposed to be offered for sale by the Company or any other Person) will be a Piggyback Registration unless such offering qualifies for an exemption under this Section 3.1; provided further that, if the Company files a Shelf Registration, the Company agrees that it shall use its reasonable best efforts to include in such registration statement such disclosures as may be required by Rule 430B under the Securities Act in order to ensure that the Holders may be added to such Shelf Registration at a later time through the filing of a prospectus supplement rather than a post-effective amendment;
(d) if a Piggyback Registration is an underwritten registration on behalf of the Company (whether or not selling security holders are included therein) and the managing underwriter(s) advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number that can be sold in such offering without materially adversely affecting the marketability of the offering or the market for the Common Stock (the “Piggyback Maximum Number”), the Company shall include the following securities in such registration up to the Piggyback Maximum Number and in accordance with the following priorities: (w) first, the securities the Company proposes to sell, (x) second, up to the number of Shares requested to be included in such registration by Medtronic, (y) third, up to the number of Shares requested to be included in such registration by Selling Holders other than Medtronic, pro rata among such Selling Holders of such Shares on the basis of the number of Shares requested to be registered by each such Selling Holder, and (z) fourth, up to the number of any other securities requested to be included in such registration;
(e) no registration of the Shares effected under this Section 3 shall relieve the Company of its obligation to effect a registration of Shares pursuant to, and subject to, Section 2; and
(f) at any time prior to the execution of an underwriting agreement with respect thereto, any Selling Holder may withdraw any or all of its Shares from a Piggyback Registration by providing a written notice to the Company.
3.2 Selection of Professionals.
(a) If any Piggyback Registration is an underwritten offering in which the Company is offering Shares for its own account (a “MiniMed Public Sale”), then (x) the Company shall select the investment bankers and managers to underwrite or otherwise administer the offering and the financial printer for the offering and (y) Medtronic, in the event Medtronic is participating, or the Holders of a majority of the Shares being included in such MiniMed Public Sale, in the event Medtronic is not participating, shall have the right to select counsel for the Selling Holders.
(b) If any Piggyback Registration is an underwritten offering that is not a MiniMed Public Sale, then (x) in the event Medtronic is participating, Medtronic shall have the right to select the investment bankers and managers to underwrite or otherwise administer the offering, the financial printer for the offering, and counsel for the Selling Holders and (y) in the event Medtronic is not participating, then the Holders of a majority of the Shares included in such Piggyback Registration shall have the right to select the investment bankers and managers to underwrite or otherwise administer the offering, the financial printer for the offering, and counsel for the Selling Holders; provided that such investment bankers, managers, financial printer, and counsel shall also be approved by the Company, such approval not to be unreasonably withheld, conditioned, or delayed.
3.3 Registration Expenses. The Company shall pay all of the Registration Expenses in connection with any registration pursuant to this Section 3.
Section 4. Registration Procedures.
4.1 Registration and Qualification. If and whenever the Company is required to use its reasonable best efforts to effect the registration of any of the Shares under the Securities Act as provided in Section 2 and Section 3, including an underwritten offering pursuant to a Shelf Registration, the Company shall use its reasonable best efforts to:
(a) as promptly as practicable (and in any event within 45 calendar days) after the date of any request for registration under Section 2, prepare and file with the SEC a registration statement with respect to such Shares and cause such registration statement to become effective as expeditiously as possible after the initial filing thereof; provided that, before filing a registration statement or prospectus or any amendment or supplement thereto, the Company shall furnish to the Selling Holders and the underwriter(s), if any, copies of all such documents proposed to be filed (which documents shall be subject to the review and comment of such parties) and the Company shall not file with the SEC any registration statement or prospectus or amendments or supplements thereto to which the Selling Holders or the underwriter(s), if any, shall reasonably object;
(b) except in the case of a Shelf Registration effected on Form S-3, prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all such Shares until the earlier of (i) such time as all such Shares have been disposed of in accordance with the intended methods of disposition set forth in such registration statement or (ii) the expiration of 90 calendar days after such registration statement becomes effective, plus the number of days that any filing or effectiveness has been delayed under Section 2.1(b);
(c) in the case of a Shelf Registration effected on Form S-3, prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Shares subject thereto for a period ending on the earlier of (i) 36 months after the effective date of such registration statement plus the number of days that any filing or effectiveness has been delayed under Section 2.1(b) or suspended under Section 4.3(a) and (ii) the date on which all the Shares subject thereto have been sold pursuant to such registration statement;
(d) furnish to the Selling Holders and the underwriter(s), if any, such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement or prospectus, and such other documents as the Selling Holders or such underwriter(s) may reasonably request;
(e) register or qualify all of the Shares covered by such registration statement under such other securities or blue sky laws of such jurisdictions as the Selling Holders or any underwriter(s) shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable the Selling Holders or any underwriter(s) to consummate the disposition in such jurisdictions of the Shares covered by such registration statement, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where it is not so qualified, subject itself to taxation in any such jurisdiction or consent to general service of process in any such jurisdiction;
(f) in the case of an underwritten offering, (i) furnish to the underwriter(s), addressed to them, an opinion of counsel for the Company and (ii) furnish to the underwriter(s), addressed to them, a “cold comfort” letter signed by the independent public accountants who have certified the Company’s financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants’ letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to underwriters in underwritten public offerings of securities and such other matters as the underwriter(s) may reasonably request, in each case, in form and substance and as of the dates reasonably satisfactory to the underwriter(s);
(g) enter into such customary agreements (including, if applicable, an underwriting agreement containing customary provisions for indemnification and contribution covering the underwriter(s) and their Affiliates) and take such other actions as the Selling Holders shall reasonably request in order to expedite or facilitate the disposition of such Shares (it being understood that the relevant Selling Holders may be parties to any such underwriting agreement and may, at their option, require that the Company make to and for the benefit of such Selling Holders the representations, warranties, and covenants of the Company which are being made to and for the benefit of such underwriter(s));
(h) notify the Selling Holders and the managing underwriter(s), if any, and (if requested) confirm such advice in writing and provide copies of the relevant documents, as soon as reasonably practicable after notice thereof is received by the Company, (i) when the applicable registration statement or any amendment thereto has been filed or becomes effective, and when the applicable prospectus or any amendment or supplement to such prospectus has been filed, (ii) of any comments (written or oral) by the SEC or any request by the SEC or any other federal or state governmental authority (written or oral) for amendments or supplements to such registration statement or such prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such registration statement or any order preventing or suspending the use of any preliminary or final prospectus or the initiation or threatening of any proceedings for such purposes, (iv) if, at any time, the representations and warranties of the Company in any applicable underwriting agreement cease to be true and correct in all material respects, and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;
(i) comply with all applicable rules and regulations of the SEC, and make generally available to its security holders, as soon as reasonably practicable after the effective date of the relevant registration statement (and in any event within 90 calendar days after the end of such 12-month period described hereafter), an earnings statement (which need not be audited) covering the period of at least 12 consecutive months beginning with the first day of the Company’s first calendar quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;
(j) immediately notify the Selling Holders and the managing underwriter(s), if any, at any time when a prospectus relating to a registration pursuant to Section 2 or Section 3 is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and at the request of the Selling Holders or the underwriter(s) prepare and file with the SEC (and furnish to the Selling Holders and the underwriter(s) a reasonable number of copies of) a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;
(k) permit any Selling Holders comprising holders of a majority of the Shares to be included in such registration to participate in the preparation of such registration statement (including having prompt access to any SEC comment letters or other communications in connection with such registration and the Company’s responses thereto) and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such Selling Holders and their counsel should be included, subject to the Company’s approval, such approval not to be unreasonably withheld, conditioned, or delayed;
(l) provide and cause to be maintained a transfer agent and registrar for all such Shares covered by such registration statement not later than the effective date of such registration statement;
(m) provide a CUSIP number for all such Shares, not later than the effective date of such registration statement;
(n) in the case of a Demand Registration relating to an underwritten offering, cause the senior executive officers of the Company, as selected by mutual agreement of the Company and the Selling Holders, to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto, including participation of such officers in road show presentations, during normal business hours, upon reasonable notice, and in a manner that does not unreasonably interfere with the operations of the Company’s business;

(o) cooperate with the Selling Holders and the managing underwriter(s), if any, to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Shares to be sold, and cause such Shares to be issued in such denominations and registered in such names in accordance with the underwriting agreement prior to any sale of Shares to the underwriter(s) or, if not an underwritten offering, in accordance with the instructions of the Selling Holders at least three Business Days (as defined in the Separation Agreement) prior to any sale of Shares and instruct any transfer agent and registrar of Shares to release any stop transfer orders in respect thereof; provided that the Company may satisfy its obligations under this Section 4.1(o) without issuing physical stock certificates through the use of the Depository Trust Company’s Direct Registration System;
(p) take no direct or indirect action prohibited by Regulation M under the Exchange Act; provided, however, that, to the extent that any prohibition is applicable to the Company, the Company will take such action as is necessary to make any such prohibition inapplicable;
(q) in the event of the issuance of any stop order suspending the effectiveness of such registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in such registration statement for sale in any jurisdiction, the Company shall use its reasonable best efforts promptly to obtain the withdrawal of such order;
(r) cause the Shares covered by such registration statement to be registered with or approved by such other government agencies or authorities, as may be necessary to enable the sellers thereof to consummate the disposition of such Shares;
(s) take all such other commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of such Shares; and
(t) without limiting the applicability of, and obligations described in, clauses (a) through (s) above, in the case of any Demand Registration in the form of a Divestment or Other Disposition, the Company shall take such corresponding actions described in clause (a) through (s) above that are customarily applicable to such transactions and shall use its reasonable best efforts to effect such Divestment or Other Disposition.
The Company may require the Selling Holders to furnish the Company with such information regarding the Selling Holders and the distribution of such Shares, and other customary certifications and agreements, as the Company may from time to time reasonably request in writing and as shall be required by law, the SEC, or any securities exchange on which any shares of Common Stock are then listed for trading in connection with any registration.
Each Selling Holder will as promptly as reasonably practicable notify the Company, at any time when a prospectus relating thereto is required to be delivered (or deemed delivered) under the Securities Act, of the occurrence of an event, of which such Selling Holder has knowledge, relating to such Selling Holder or its disposition of Shares thereunder requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered (or deemed delivered) to the purchasers of such Shares, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
Medtronic agrees, and any other Selling Holder agrees by acquisition of such Shares, that, upon receipt of any written notice from the Company of the occurrence of any event of the kind described in Section 4.1(j), such Selling Holder will forthwith discontinue disposition of Shares pursuant to such registration statement until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 4.1(j), or until such Selling Holder is advised in writing by the Company that the use of the prospectus may be resumed, and if so directed by the Company, such Selling Holder will deliver to the Company (at the Company’s expense) all copies of the prospectus covering such Shares current at the time of receipt of such notice. In the event the Company shall give any such notice, the period during which the applicable registration statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Shares covered by such registration statement either receives the copies of the supplemented or amended prospectus contemplated by Section 4.1(j) or is advised in writing by the Company that the use of the prospectus may be resumed.
No Selling Holder may participate in any underwritten offering or registered exchange offer hereunder unless such Selling Holder (a) agrees to sell such Selling Holder’s securities on the basis provided in any underwriting agreements or other applicable agreements, approved by the Company or other Persons entitled to approve such agreements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, other applicable agreements, and other documents reasonably required under the terms of such underwriting or other agreements or this Agreement.
Each Selling Holder other than Medtronic agrees that, in connection with any offering pursuant to this Agreement, it will not prepare, use, or refer to any “free writing prospectus” (as defined in Rule 405 of the Securities Act) without the prior written authorization of the Company, such approval not to be unreasonably withheld, conditioned, or delayed, and will not distribute any written materials in connection with any offering of the Shares under any registration statement registered pursuant to this Agreement other than the applicable prospectus and any such free writing prospectus so authorized.
4.2 Underwriting. If requested by the underwriter(s) for any underwritten offering (or exchange agent for an exchange offer) in connection with a registration requested hereunder (including any registration under Section 3 which involves, in whole or in part, an underwritten offering), the Company will enter into an underwriting agreement with such underwriter(s) (or exchange agent agreement with such exchange agents) for such offering, such agreement to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements or exchange offers, as applicable, with respect to that offering, including indemnification and contribution obligations and the provision of opinions of counsel and accountants’ letters to the effect and to the extent provided in Section 4.1(f). The Company may require that the Shares requested to be registered pursuant to Section 3 be included in such underwritten offering on the same terms and conditions as shall be applicable to the other securities being sold through underwriter(s) under such registration;

provided, however, that no Selling Holder shall be required to make any representations or warranties to the Company or the underwriter(s) (other than representations and warranties regarding such Holder and such Holder’s intended method of distribution) or to undertake any indemnification obligations to the Company or the underwriter(s) with respect thereto, except as otherwise provided in Section 6 hereof. The Selling Holders shall be parties to any such underwriting agreement, and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriter(s) shall also be made to and for the benefit of such Selling Holders.
4.3 Blackout Periods for Shelf Registrations.
(a) At any time when a Shelf Registration effected pursuant to Section 2 relating to the Shares is effective, upon written notice from the Company to the Selling Holders that the Company has determined in good faith that (i) the Selling Holders’ sale of the Shares pursuant to the Shelf Registration would require the disclosure of material nonpublic information, the disclosure of which would be reasonably likely to have a material adverse effect on the Company, (ii) the Selling Holders’ sale of the Shares pursuant to the Shelf Registration would materially impede, delay, or interfere with any material acquisition, divestiture, joint venture, merger, consolidation, other business combination, corporate reorganization, tender offer, or other material transaction of the Company, or (iii) the Company is unable to comply with SEC requirements for continued use or effectiveness of the Shelf Registration (each of clauses (i) through (iii), an “Information Blackout”), the Selling Holders shall suspend sales of the Shares pursuant to such Shelf Registration until the earlier of (A) the date upon which such material information is disclosed to the public or ceases to be material (or the Company otherwise complies with applicable SEC requirements), (B) 60 calendar days after the date on which the Company makes such good faith determination that an Information Blackout exists (unless resuming use of the Shelf Registration is then prohibited by applicable SEC rules or published interpretations), or (C) such time as the Company notifies the Selling Holders that sales pursuant to such Shelf Registration may be resumed (the number of days from such suspension of sales of the Shares until the day when such sales may be resumed hereunder is hereinafter called a “Sales Blackout Period”). The postponement rights in this Section 4.3(a) and Section 2.1(b) shall not be applicable to the Holders for more than a total of 120 days during any 12-month period.
(b) If there is an Information Blackout and the Selling Holders do not notify the Company in writing of their desire to cancel such Shelf Registration, the period set forth in Section 4.1(c)(i) shall be extended for a number of days equal to the number of days in the Sales Blackout Period. The fact that a Sales Blackout Period is required under this Section 4.3 or SEC rules shall not relieve the contractual duty of the Company as set forth in Section 2.7 to file timely reports and otherwise file material required to be filed under the Exchange Act.
4.4 Listing and Other Requirements. In connection with the registration of any offering of the Shares pursuant to this Agreement, the Company agrees to use its reasonable best efforts to effect the listing of such Shares on any securities exchange on which any shares of the Common Stock are then listed and otherwise facilitate the public trading of such Shares. The Company will take all other lawful actions reasonably necessary and customary under the circumstances to expedite and facilitate the disposition by the Selling Holders of Shares registered pursuant to this Agreement as described in the prospectus relating thereto, including timely preparation and delivery of stock certificates, if any, in appropriate denominations and furnishing any required instructions or legal opinions to the Company’s transfer agent in connection with Shares sold or otherwise distributed pursuant to an effective registration statement; provided that the Company may satisfy its obligations under this Section 4.4 without issuing physical stock certificates through the use of the Depository Trust Company’s Direct Registration System.
4.5 Holdback Agreements.
(a) If the intended method of disposition is a Demand Registration or Piggyback Registration that is an underwritten offering, then, to the extent requested by the managing underwriter(s) in such underwritten offering, the Company shall not, and shall use reasonable best efforts to obtain agreements (in the managing underwriter(s)’ customary form) from its directors, executive officers, and holders of 5% or more of the Company’s outstanding voting securities not to, effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven calendar days prior to, and during the 90-calendar-day period beginning on, the pricing date of such underwritten offering, except pursuant to such Demand Registration or Piggyback Registration or registrations on Form S-8 or S-4 or any successor form, or unless the underwriter(s) managing any such underwritten offering otherwise agree.
(b) If the Company completes an underwritten offering with respect to any Shares (whether offered for sale by the Company or any other Person) on a form and in a manner that would have permitted registration of the Shares as a Piggyback Registration pursuant to Section 3, if a Holder did not request the inclusion of Shares in such Piggyback Registration (each such Holder, a “Non-Participating Holder”), and if, pursuant to Section 3, the Company gave such Non-Participating Holder at least 20 calendar days’ prior written notice of the approximate date on which such offering was expected to be commenced, the Non-Participating Holder shall not effect any public sales or distributions of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, until the termination of the holdback period required from the Company by any underwriter(s) in connection with such underwritten offering; provided that the holdback period applicable to any Non-Participating Holder pursuant to this Section 4.5(b) shall (i) in no event be longer than a period of seven calendar days prior to, and during the 90-calendar-day period beginning on, the pricing date of such underwritten offering, (ii) not apply to any Divestment or Other Disposition under the Separation Agreement, and (iii) not apply unless all directors and executive officers of the Company and holders of 5% or more of the Company’s outstanding voting securities (other than any Holders) are subject to substantially comparable restrictions as those proposed to be imposed on the Non-Participating Holder.
Section 5. Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement registering the Shares under the Securities Act and each sale of the Shares thereunder, the Company will give each Selling Holder and the underwriter(s), if any, and their respective counsel and accountants representing such Selling Holders and underwriter(s), access to its reasonably requested financial and other records, pertinent corporate documents and properties of the Company, and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of the Selling Holders and such underwriter(s) or such counsel, to conduct a reasonable investigation within the meaning of the Securities Act; provided that each Selling Holder agrees that the information obtained by it pursuant to this Section 5 shall be kept confidential by it and, except as required by law, not disclosed by it, in each case, unless and until such information is made generally available to the public other than by such Selling Holder, and each Selling Holder further agrees that it will, upon learning that disclosure of such information is sought in a court of competent jurisdiction, promptly give notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of the information deemed confidential; provided further that for purposes of this Section 5, all members of the Medtronic Group shall be treated as a single Selling Holder.
Section 6. Indemnification and Contribution.
(a) In the event of any registration of any of the Shares hereunder, the Company agrees to indemnify and hold harmless each of the Selling Holders, each of their respective directors, officers, employees, advisors, and agents, each Person who participates as an underwriter in the offering or sale of such securities, each director, officer, employee, advisor, and agent of each underwriter, and each Person, if any, who controls each such Selling Holder or any such underwriter within the meaning of the Securities Act (collectively, the “Holder Covered Persons”) against any losses, claims, damages, liabilities, and expenses, joint or several, to which such Person may be subject under the Securities Act or otherwise insofar as such losses, claims, damages, liabilities, or expenses (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any related registration statement filed under the Securities Act, any preliminary prospectus or final prospectus included therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus, in light of the circumstances under which they were made), and the Company will reimburse each such Holder Covered Person, as incurred, for any legal or any other expenses reasonably incurred by such Holder Covered Person in connection with investigating or defending any such loss, claim, liability, action, or proceeding; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability, or expense (or action or proceeding in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus or final prospectus, or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by such Selling Holder or such underwriter specifically for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such Holder Covered Person and shall survive the transfer of such securities by the Selling Holders.
(b) Each of the Selling Holders, by virtue of exercising its respective registration rights hereunder, agrees to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 6(a)) the Company, its directors, officers, employees, advisors, and agents, each Person who participates as an underwriter in the offering or sale of such securities, each director, officer, employee, advisor, and agent of each underwriter, and each Person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act (collectively, the “Company Covered Persons”), with respect to any statement in or omission from such registration statement, any preliminary prospectus or final prospectus included therein, or any amendment or supplement thereto, if such statement or omission is contained in written information furnished by such Selling Holder to the Company specifically for inclusion in such registration statement or prospectus; provided, however, that the obligation for each Selling Holder to indemnify shall be several and not joint, and shall be limited to the net amount of proceeds received by such Selling Holder from the sale of Shares pursuant to such registration statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Company Covered Person and shall survive the transfer of the registered securities by the Selling Holders.
(c) Any Person entitled to indemnification hereunder (each, an “Indemnified Party”) shall (i) give prompt written notice to the Person against whom such indemnity may be sought (the “Indemnifying Party”) of any claim with respect to which it seeks indemnification; provided, however, that the failure to give prompt notice shall not impair any Indemnified Party’s rights to indemnification hereunder to the extent such failure has not materially prejudiced the Indemnifying Party; and (ii) unless in such Indemnified Party’s reasonable judgment a conflict of interest between such Indemnified Party and Indemnifying Party may exist with respect to such claim, permit such Indemnifying Party to assume the defense of such claim with counsel reasonably satisfactory to the Indemnified Party. For any such claim, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel, (ii) in the reasonable judgment of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, including one or more defenses or counterclaims that are different from or in addition to those available to the Indemnifying Party, or (iii) such Indemnifying Party shall have failed to assume the defense within a reasonable time of notice pursuant to this Section 6(c). If such defense is assumed by the Indemnifying Party, no Indemnified Party will consent to entry of any judgment or enter into any settlement without the Indemnifying Party’s written consent to such judgment or settlement (but such consent shall not be unreasonably withheld, conditioned, or delayed). No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement (i) includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding and (ii) does not include any injunctive or other equitable or non-monetary relief applicable to or affecting such Indemnified Party.
(d) If for any reason the indemnification pursuant to this Section 6 is unavailable to an Indemnified Party or insufficient to hold it harmless as contemplated by this Section 6, then the Indemnifying Party shall contribute to the amount paid or payable by the Indemnified Party as a result of such losses, claims, damages, liabilities, or expenses (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on one hand and the Indemnified Party on the other hand. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such untrue statement or omission; provided, however, that, in any such case: (i) no Indemnifying Party (other than the Company) will be required to contribute any amount in excess of the amount by which the net proceeds received by such Indemnifying Party from the sale of Shares in the offering to which the losses, claims, damages, liabilities, or expenses (or actions or proceedings in respect thereof) of the Indemnified Party relate and (ii) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation. The parties hereto agree that it would not be just and equitable if the contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in this Section 6(d). The amount paid or payable by an Indemnified Party hereunder shall be deemed to include, for purposes of this Section 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend, defending against, or appearing as a third-party witness in respect of, or otherwise incurred in connection with, any such losses, claims, damages, liabilities, or expenses (or actions or proceedings in respect thereof). If indemnification is available under this Section 6, the Indemnifying Parties shall indemnify each Indemnified Party to the full extent provided in Section 6(a) and Section 6(b) hereof without regard to the relative fault of said Indemnifying Parties.
(e) “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, and a governmental entity, or any department, agency, or political subdivision thereof.
(f) The rights and obligations of the Company and the Selling Holders under this Section 6 shall survive the termination of this Agreement.
Section 7. Benefits and Termination of Registration Rights.
(a) The Holders may exercise the registration rights granted hereunder in such manner and proportions as they shall agree among themselves. The registration rights hereunder shall cease to apply to any particular Shares and such securities shall cease to be Shares when: (i) a registration statement with respect to the sale of such Shares shall have become effective under the Securities Act and such Shares shall have been disposed of in accordance with such registration statement; (ii) (x) as to Medtronic, any other member of the Medtronic Group, or any Holder who acquires from any member or members of the Medtronic Group at least 5% of the number of shares of Common Stock directly or indirectly owned by Medtronic immediately following the Separation Closing, such Shares shall have been sold to the public pursuant to Rule 144 and (y) as to any other Holder not enumerated in the immediately preceding clause (x), such Shares may be sold to the public pursuant to Rule 144 without being subject to the volume or manner of sale limitations of such rule; (iii) such Shares shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company (if applicable), and subsequent public distribution of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force; or (iv) such Shares shall have ceased to be outstanding.
(b) If any Shares are held in non-certificated book-entry form and are subject to any stop transfer or similar instructions or restrictions, the Company shall, at the request of the applicable Holder, promptly cause such stop transfer or similar instructions or restrictions to be promptly terminated and removed if (i) such Shares are registered for resale under the Securities Act or (ii) the applicable Holder provides the Company with reasonable assurance that such Shares can be sold, assigned, or transferred pursuant to Rule 144 or otherwise without registration under the applicable requirements of the Securities Act, including, if requested by the Company, an opinion of outside legal counsel, reasonably acceptable to the Company, to such effect. Following the effective date of any Registration Statement pursuant to which Shares are registered for resale, the Company shall cause any stop transfer or similar instructions or restrictions relating to such Shares to be terminated and removed.
Section 8. Registration Expenses. As used in this Agreement, the term “Registration Expenses” means all expenses incident to the Company’s performance of or compliance with the registration requirements set forth in this Agreement, including:
(a) the fees, disbursements, and expenses of the Company’s counsel and accountants in connection with the registration of the Shares to be disposed of;
(b) all expenses in connection with the preparation, printing, and filing of the registration statement, any preliminary prospectus or final prospectus, any other offering document, and amendments and supplements thereto, and the mailing and delivering of copies thereof to the underwriter(s);
(c) the cost of printing and producing any agreements among underwriters, any underwriting agreements, any blue sky or legal investment memoranda, any selling agreements, and any amendments thereto or other documents in connection with the offering, sale, or delivery of the Shares to be disposed of;
(d) all registration, qualification, and filing fees, including the filing fees incident to securing any required review by the Nasdaq Stock Market, and any other securities exchange on which the Common Stock is then traded or listed, of the terms of the sale of the Shares to be disposed of and the trading or listing of all such Shares on each such exchange;
(e) all expenses in connection with the qualification of the Shares to be disposed of for offering and sale under state securities laws, including the fees and disbursements of counsel for the underwriter(s) in connection with such qualification and in connection with any blue sky and legal investment surveys;
(f) all expenses and application fees incurred in connection with any filing with, and clearance of an offering by the Financial Industry Regulatory Authority;
(g) internal expenses of the Company (including all salaries and expenses of its officers and employees performing legal or accounting duties);
(h) expenses incurred in connection with any road show presentation to potential investors;

(i) the costs of preparing stock certificates (if any);
(j) the costs and charges of the Company’s transfer agent and registrar; and
(k) the fees and disbursements of any custodians or agents.
Registration Expenses shall not include (i) underwriting discounts and underwriting commissions attributable to the Shares being registered for sale on behalf of the Selling Holders, which shall be paid by the Selling Holders, (ii) stock transfer taxes, which shall be paid by the Selling Holders, and (iii) the fees, disbursements, and expenses of the Selling Holders’ counsel and accountants in connection with the registration of the Shares to be disposed of under the Securities Act.
Section 9. Miscellaneous.
9.1 Ownership Reporting. The Company agrees that it will provide assistance to the Medtronic Group in connection with the filing of beneficial ownership reports on Schedule 13D or Schedule 13G (or any successor form) or any amendment thereto pursuant to Rule 13d-1 under the Exchange Act.
9.2 Nominees for Beneficial Owners. If Shares are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its option, be treated as the Holder of such Shares for purposes of any request or other action by any Holder pursuant to this Agreement (or any determination of any number or percentage of shares constituting Shares held by any Holder contemplated by this Agreement); provided that the Company shall have received assurances reasonably satisfactory to it of such beneficial ownership.
9.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which counterparts shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each party and delivered to the other party. This Agreement may be executed by facsimile or PDF signature and a facsimile or PDF signature shall constitute an original for all purposes.
9.4 Entire Agreement. This Agreement, the Separation Agreement, all the other Ancillary Agreements (as defined in the Separation Agreement), and all other exhibits and schedules attached hereto and thereto contain the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all previous agreements, negotiations, discussions, writings, understandings, commitments, and conversations with respect to such subject matter, and there are no agreements or understandings between the parties with respect to the subject matter hereof other than those set forth or referred to herein or therein.
9.5 Authority. Each of the parties hereto represents to the other that:
(a) it has the requisite corporate or other power and authority and has taken all corporate or other action necessary in order to execute, deliver, and perform this Agreement and to consummate the transactions contemplated herein; and
(b) this Agreement has been duly executed and delivered by it and constitutes, or will constitute, a valid and binding agreement of it enforceable in accordance with the terms thereof; and

(c) this Agreement is a legal, valid, and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors’ rights generally and general equity principles.
9.6 Governing Law; Dispute Resolution; Jurisdiction.
(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.
(b) Unless otherwise set forth in this Agreement, in the event of any dispute arising under this Agreement between the parties (a “Dispute”), either party may refer such Dispute to the respective senior officers of such parties by delivering written notice of such Dispute to the other party (a “Negotiation Notice”). Upon delivery of a Negotiation Notice, each party shall attempt in good faith to resolve such Dispute by negotiation among their respective senior officers who hold, at a minimum, the title of Vice President at Medtronic or Vice President at the Company and who have authority to settle such Dispute (the “Senior Negotiation”). Notwithstanding the foregoing, the parties may mutually agree in writing to waive the Senior Negotiation and proceed directly to the Mediation Process pursuant to Section 9.6(c) or, if both parties so agree in writing, to waive both the Senior Negotiation and the Mediation Process (as defined in Section 9.6(c)) and proceed directly to litigation pursuant to Section 9.6(e).
(c) If the parties are unable to resolve any Dispute within 30 calendar days of the delivery of a Negotiation Notice, then either party shall have the right to initiate non-binding mediation (the “Mediation Process”) by delivering written notice to the other party (a “Mediation Notice”). Upon delivery of a Mediation Notice, the applicable Dispute shall be promptly submitted for non-binding mediation conducted, and the parties shall participate in such mediation in good faith for a period of 30 calendar days or such longer period as the parties may mutually agree in writing (the “Mediation Period”). Notwithstanding the foregoing, the parties may mutually agree in writing to waive the Mediation Process and proceed directly to litigation pursuant to Section 9.6(e). In connection with such mediation, the parties shall cooperate with each other in selecting a neutral mediator with relevant industry experience and in scheduling the mediation proceedings. The parties agree to bear equally the costs of any mediation, including any fees or expenses of the applicable mediator; provided that each party shall bear its own costs in connection with participating in such mediation.
(d) For the avoidance of doubt, any negotiations or mediation conducted in accordance with Section 9.6(b) or Section 9.6(c) shall be subject to Federal Rule of Civil Procedure 408 or any applicable state Law (as defined in the Separation Agreement) equivalent.
(e) If the parties are unable to resolve any Dispute via negotiation or mediation in accordance with Section 9.6(b) and Section 9.6(c), then, following the Mediation Period, either party may commence litigation in a court of competent jurisdiction pursuant to Section 9.6(e). For the avoidance of doubt, except as set forth in Section 9.6(g), neither party may commence litigation with respect to a Dispute until and unless the parties first fail to resolve such Dispute via negotiation and mediation in accordance with Section 9.6(b) and Section 9.6(c).

(f) Each party irrevocably consents to the exclusive jurisdiction, forum, and venue of the Court of Chancery of the State of Delaware or, if (and only if) the Court of Chancery of the State of Delaware finds it lacks subject matter jurisdiction, the federal court of the United States sitting in Delaware or, if (and only if) the federal court of the United States sitting in Delaware finds it lacks subject matter jurisdiction, the Superior Court of the State of Delaware, and appellate courts thereof, over any and all claims, disputes, controversies, or disagreements between the parties or any of their respective subsidiaries, affiliates, successors, and assigns under or related to this Agreement or any document executed pursuant to this Agreement or any of the transactions contemplated hereby or thereby.
(g) Notwithstanding anything in this Agreement to the contrary, a party may seek a temporary restraining order or a preliminary injunction from any court of competent jurisdiction, at any time, in order to prevent immediate and irreparable injury, loss, or damage on a provisional basis, pending the resolution of any dispute hereunder, including under Section 9.6(b) or Section 9.6(c) hereof.
9.7 Assignment. This Agreement may not be assigned by any party hereto other than by Medtronic to a Permitted Transferee as provided for in Section 2.5. Notwithstanding the foregoing, Medtronic may assign this Agreement in connection with a merger transaction in which Medtronic is not the surviving entity, or the sale of all or substantially all of its assets; provided, however, that the assignee expressly assumes in writing all of the obligations of Medtronic under this Agreement, and Medtronic provides written notice and evidence of such assignment and assumption to the Company. No assignment permitted by this Section 9.7 shall release the assigning party from liability for the full performance of its obligations under this Agreement.
9.8 Third-Party Beneficiaries. Except for the indemnification rights under this Agreement of any Holder Covered Person or Company Covered Person in their respective capacities as such, (a) the provisions of this Agreement are solely for the benefit of the parties hereto and are not intended to confer upon any Person except the parties hereto any rights or remedies hereunder and (b) there are no third-party beneficiaries of this Agreement and this Agreement shall not provide any third person with any remedy, claim, liability, reimbursement, cause of action, or other right in excess of those existing without reference to this Agreement.
9.9 Notices. All notices or other communications under this Agreement shall be in writing and shall be deemed to be duly given (a) when delivered in person, (b) on the date received, if sent by a nationally recognized delivery or courier service, or (c) upon the earlier of confirmed receipt or five calendar days after the date of mailing if sent by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to Medtronic, to:

Medtronic, Inc.
Medtronic Operational Headquarters
710 Medtronic Parkway
Minneapolis, MN 55432
Attention: General Counsel

with a copy (which shall not constitute notice) to:

Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, NY 10006
Attention:	Adam E. Fleisher
Kimberley R. Spoerri
Synne D. Chapman
Email:	afleisher@cgsh.com
kspoerri@cgsh.com
schapman@cgsh.com

If to the Company, to:

MiniMed Group, Inc.
1800 Devonshire St.
Northridge, CA 91325
Attention: Courtney Nelson Wills, General Counsel Email:
Either party may, by notice to the other party, change the address to which such notices are to be given.
9.10 Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired, or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon any such determination, any such provision, to the extent determined to be invalid, void, or unenforceable, shall be deemed replaced by a provision that such court determines is valid and enforceable and that comes closest to expressing the intention of the invalid, void, or unenforceable provision.
9.11 Waivers of Default. No failure or delay of any party in exercising any right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. Waiver by any party of any default by the other party of any provision of this Agreement shall not be deemed a waiver by the waiving party of any subsequent or other default.
9.12 Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions, and provisions of this Agreement, the affected party shall have the right to specific performance and injunctive or other equitable relief of its rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. The parties hereto agree that the remedies at law for any breach or threatened breach hereof, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived. Any requirements for the securing or posting of any bond with such remedy are waived.
9.13 Amendments; Waivers. No provisions of this Agreement shall be deemed amended, supplemented, or modified by any party, unless such amendment, supplement, or modification is in writing and signed by the authorized representative of each party, and no waiver of any provisions of this Agreement shall be effective unless in writing and signed by the authorized representative of the party sought to be bound by such waiver.
9.14 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When a reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. All references made herein to the Company as a party which operate as of the Separation Closing shall be deemed to refer to the Company and its subsidiaries as a single party.
9.15 Waiver of Jury Trial. EACH OF THE PARTIES ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH OF THE PARTIES CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT, OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY WOULD NOT, IN THE EVENT OF ANY LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH OF THE PARTIES UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH OF THE PARTIES MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH OF THE PARTIES HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.15.
[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date and year first written above.

MEDTRONIC PLC

By:	/s/ Brian Sandstrom
Name:	Brian Sandstrom
Title	Vice President and Assistant Secretary

KANGAROO US HOLDCO 2, INC.

By	/s/ Chris Eso
Name:	Chris Eso
Title:	President
[Signature Page to Registration Rights Agreement]